Exhitbit 10.10

SPONSOR AGREEMENT
THIS SPONSOR AGREEMENT (the “Agreement”), dated as of June [_], 2022, is made by and between Sprott Asset Management LP, a limited partnership formed under the laws of the Province of Ontario, Canada, pursuant to the Limited Partnerships Act (Ontario) (the “Sponsor”), with offices in the United States and Canada, and Sprott ESG Gold ETF, a statutory trust formed under the laws of Delaware (the “Trust”). The activities of the Trust are described in the Registration Statement on Form S-1, as may be amended from time to time, (File No. 333-264576) (the “Registration Statement”) relating to the public offer and sale of units of beneficial interest in the Trust. Any defined terms used in the Agreement and not defined herein shall have the meanings ascribed to those terms in the Registration Statement.
1.
The Trust. The Trust is sponsored by the Sponsor. The Trust is neither an investment company registered under the Investment Company Act of 1940, as amended, or a commodity pool for purposes of the United States Commodity Exchange Act of 1936, as amended.

2.
Appointment. Pursuant to the terms of the Trust’s Amended and Restated Trust Agreement (the “Trust Agreement”), the Sponsor was appointed to serve as sponsor for the Trust, with full powers and rights to effectuate and carry out the purposes, activities and objectives of the Trust. The Sponsor has accepted such appointment and hereby agrees to render such services at its United States offices to the Trust on the terms and conditions set forth in the Trust Agreement and in this Agreement.

3.
Duties. The United States offices of the Sponsor will perform such duties for the Trust as set forth in Article V of the Trust Agreement in accordance with the Sponsor’s best judgment and consistent with the Trust’s investment objective outlined in the Trust’s then-current prospectus included as part of the Registration Statement filed with the U.S. Securities and Exchange Commission (“SEC”).

4.
Reporting; Recordkeeping. Sponsor will be available at reasonable times to discuss activities of the Trust with the trustee of the Trust or its designee. Any written reports supplied by Sponsor to the Trust discussing activities of the Trust are intended solely for the benefit of the Trust, and the Trust agrees that it will not disseminate such reports to any other party (other than the Trust’s service providers) without the prior consent of the Sponsor, except as may be required by applicable law. Sponsor shall make or cause to be made, and shall maintain or cause to be maintained, all records as are required to be made or maintained by it in its capacity as Sponsor.

5.
Other Accounts. The Trust understands and acknowledges that Sponsor may act as sponsor for various persons other than the Trust. The Trust acknowledges that Sponsor may give advice and take action concerning other persons that may be the same as, similar to or different from the advice given, or the timing and nature of action taken, concerning the Trust. Except to the extent necessary to perform Sponsor’s obligations under this Agreement, nothing herein shall be deemed to limit or restrict the right of Sponsor, or any affiliate of Sponsor or any employee of Sponsor to engage in any other business or to devote time and attention to the management or other aspects of any other business, whether of a similar or dissimilar nature, or to render services of any kind to any other corporation, firm, individual or association.

6.
Sponsor’s Compensation. The Trust shall pay to the Sponsor a fee as compensation for the Sponsor’s services rendered to the Trust, accrued daily and paid monthly in arrears, at an annualized rate equal to 0.38% of the Trust’s daily NAV.

7.
Ordinary Fees and Expenses. Sponsor shall be responsible for the payment of the following ordinary administrative and other expenses of the Trust, which are the fees and expenses associated with the services provided by the Trustee (in its capacity as trustee of the Trust), the Administrator, the Cash Custodian, the Transfer Agent, Marketing Agent and the Mint (in its capacity as custodian of the Trust’s allocated and unallocated gold and refiner of Sprott ESG Approved Gold), any expenses charged by the Mint in connection with refining Sprott ESG Approved Gold, any costs associated with researching, establishing and maintaining the ESG Criteria and the diligence of the Sprott ESG Approved Gold held by the Trust, any costs associated with the transfer of gold to or from Authorized Participants in connection with creations and redemptions, the Exchange’s listing fees, SEC registration fees, printing and mailing costs, audit fees and up to $100,000 per annum in legal fees and expenses.

8.
Liability and Indemnification. Sponsor will be liable for losses suffered by the Trust as a direct result of the Sponsor’s willful misconduct, bad faith or gross negligence in the performance of its duties. Sponsor shall have no liability to the Trust for any loss suffered by the Trust that arises out of any action or inaction or errors in judgment of the Sponsor or its affiliates (each, a “Covered Person”) if such Covered Person acted in good faith. The Sponsor shall be indemnified to the extent provided in Section 5.12 of the Trust Agreement.

9.	Tax Filings. Except as described in any applicable filings with the SEC, the Sponsor will not be responsible for making any tax credit or similar claim or any legal filing on behalf of the Trust.
10.
Governing Law/Disputes. This Agreement is entered into in accordance with and shall be governed by the laws of the State of New York; provided, however, that in the event that any law of the State of New York shall require that the laws of another state or jurisdiction be applied in any proceeding, such New York law shall be superseded by this paragraph, and the remaining laws of the State of New York shall nonetheless be applied in such proceeding. Each party agrees that in the event that any dispute arising from or relating to this Agreement becomes subject to any judicial proceeding, such party waives any right it may otherwise have to (a) seek punitive damages, or (b) request a jury trial.

11.
Termination. This Agreement may be terminated at any time by either party upon 30 days’ prior written notice to the other party. Any obligation or liability of either party resulting from actions or inactions occurring prior to termination shall not be affected by termination of this Agreement.

12.	Assignment. Neither party shall assign this Agreement without the written consent of the other party, which consent shall not be unreasonably delayed or withheld.

13.	Notices. All notices and other communications under this Agreement shall be in writing and shall be addressed to the parties at their respective addresses.
Sponsor shall comply with, and be entitled to act on, any instructions reasonably believed to be from an authorized representative of the Trust. Sponsor and its employees and agents shall be fully protected from all liability in acting upon such instructions, without being required to determine the authenticity of the authorization or authority of the persons providing such instructions.
14.
Severability. In the event any provision of this Agreement is adjudicated to be void, illegal, invalid or unenforceable, the remaining terms and provisions of this Agreement shall not be affected thereby, and each of such remaining terms and provisions shall be valid and enforceable to the fullest extent permitted by law, unless a party demonstrates by a preponderance of the evidence that the invalidated provision was an essential economic term of this Agreement.

15.
Integration; Amendment. This Agreement together with any other written agreements between the parties entered into concurrently with this Agreement contain the entire agreement between the parties with respect to the transactions contemplated hereby and supersede all previous oral or written negotiations, commitments and understandings related thereto. This Agreement may not be amended or modified in any respect, nor may any provision be waived, without the written agreement of both parties. No waiver by one party of any obligation of the other hereunder shall be considered a waiver of any other obligation of such party.

16.
Further Assurances. Each party hereto shall execute and deliver such other documents or agreements as may be necessary or desirable for the implementation of this Agreement and the consummation of the transactions contemplated hereby.

17.	Headings. The headings of paragraphs herein are included solely for convenience and shall have no effect on the meaning of this Agreement.
18.
Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original and all of which taken together shall be deemed to be one and the same instrument.

IN WITNESS WHEREOF, the undersigned have duly executed this Agreement as of the day and year first set forth above.
SPROTT ASSET MANAGEMENT LP,
as Sponsor

By:
Name:
Title:

SPROTT ESG GOLD ETF by: DELAWARE TRUST COMPANY,
as Delaware Trustee

By:
Name:
Title: